Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (File No. 333-130967) of our report dated June 22, 2006 relating to the 2005 financial statements of Burlington Resources Inc. Retirement Savings Plan, which appears in this Form 11-K.
/s/ Ham, Langston & Brenzia, L.L.P.
Houston, Texas
June 28, 2006